Exhibit 99.1

Contact:	Dan Cravens
480/693-5729
FOR IMMEDIATE RELEASE
US AIRWAYS REPORTS RECORD OCTOBER LOAD FACTOR
TEMPE, Ariz. Nov. 4, 2009 — US Airways Group, Inc. (NYSE: LCC) today announced October and year-to-date 2009 traffic results. Mainline revenue passenger miles (RPMs) for the month were 4.7 billion, down 0.8 percent versus October 2008. Capacity was 5.7 billion available seat miles (ASMs), down 1.6 percent versus October 2008. Passenger load factor for the month of October was a record 82.6 percent, up 0.7 points versus October 2008.
US Airways President Scott Kirby said, “Our October consolidated (mainline and Express) passenger revenue per available seat mile (PRASM) decreased approximately 10 percent versus the same period last year while total revenue per available seat mile decreased approximately 9 percent on a year-over-year basis. The revenue outlook continues to show material signs of improvement with continued strength in both close-in bookings and yields.”
For the month of October, US Airways’ preliminary on-time performance as reported to the U.S. Department of Transportation (DOT) was 82.1 percent with a completion factor of 99.2 percent.
The following summarizes US Airways Group’s traffic results for the month and year-to-date ended October 31, 2009 and 2008, consisting of mainline operated flights as well as US Airways Express flights operated by wholly owned subsidiaries PSA Airlines and Piedmont Airlines.

US Airways Mainline

OCTOBER

	2009	2008	% Change
Mainline Revenue Passenger Miles (000)
Domestic	3,696,340	3,822,641	(3.3)
Atlantic	786,348	696,416	12.9
Latin	185,395	184,428	0.5

Total Mainline Revenue Passenger Miles	4,668,083	4,703,485	(0.8)

Mainline Available Seat Miles (000)
Domestic	4,458,467	4,614,040	(3.4)
Atlantic	956,664	907,077	5.5
Latin	236,438	224,359	5.4

Total Mainline Available Seat Miles	5,651,569	5,745,476	(1.6)

Mainline Load Factor (%)
Domestic	82.9	82.8	0.1	pts
Atlantic	82.2	76.8	5.4	pts
Latin	78.4	82.2	(3.8	) pts

Total Mainline Load Factor	82.6	81.9	0.7	pts

Mainline Enplanements
Domestic	3,856,912	4,060,535	(5.0)
Atlantic	191,209	179,983	6.2
Latin	154,878	160,751	(3.7)

Total Mainline Enplanements	4,202,999	4,401,269	(4.5)
YEAR TO DATE

	2009	2008	% Change
Mainline Revenue Passenger Miles (000)
Domestic	37,427,591	40,603,251	(7.8)
Atlantic	8,243,254	7,554,057	9.1
Latin	3,550,669	3,498,357	1.5

Total Mainline Revenue Passenger Miles	49,221,514	51,655,665	(4.7)

Mainline Available Seat Miles (000)
Domestic	44,585,403	49,025,611	(9.1)
Atlantic	10,530,656	9,617,337	9.5
Latin	4,542,926	4,226,361	7.5

Total Mainline Available Seat Miles	59,658,985	62,869,309	(5.1)

Mainline Load Factor (%)
Domestic	83.9	82.8	1.1	pts
Atlantic	78.3	78.5	(0.2	) pts
Latin	78.2	82.8	(4.6	) pts

Total Mainline Load Factor	82.5	82.2	0.3	pts

Mainline Enplanements
Domestic	38,135,839	41,616,372	(8.4)
Atlantic	2,092,872	1,938,515	8.0
Latin	2,872,916	2,860,215	0.4

Total Mainline Enplanements	43,101,627	46,415,102	(7.1)
Notes:
1)	Canada, Puerto Rico and U.S. Virgin Islands are included in the domestic results.

2)	Latin numbers include the Caribbean.

US Airways Express (Piedmont Airlines, PSA Airlines)
OCTOBER

	2009	2008	% Change
Express Revenue Passenger Miles (000)
Domestic	193,369	185,490	4.2

Express Available Seat Miles (000)
Domestic	264,707	271,880	(2.6)

Express Load Factor (%)
Domestic	73.1	68.2	4.9	pts

Express Enplanements
Domestic	724,604	692,779	4.6
YEAR TO DATE

	2009	2008	% Change
Express Revenue Passenger Miles (000)
Domestic	1,800,943	1,846,191	(2.5)

Express Available Seat Miles (000)
Domestic	2,642,031	2,734,864	(3.4)

Express Load Factor (%)
Domestic	68.2	67.5	0.7	pts

Express Enplanements
Domestic	6,674,106	6,645,408	0.4
Notes:
1)	Canada is included in domestic results.

Consolidated US Airways Group, Inc.

OCTOBER

	2009	2008	% Change
Consolidated Revenue Passenger Miles (000)
Domestic	3,889,709	4,008,131	(3.0)
Atlantic	786,348	696,416	12.9
Latin	185,395	184,428	0.5

Total Consolidated Revenue Passenger Miles	4,861,452	4,888,975	(0.6)

Consolidated Available Seat Miles (000)
Domestic	4,723,174	4,885,920	(3.3)
Atlantic	956,664	907,077	5.5
Latin	236,438	224,359	5.4

Total Consolidated Available Seat Miles	5,916,276	6,017,356	(1.7)

Consolidated Load Factor (%)
Domestic	82.4	82.0	0.4	pts
Atlantic	82.2	76.8	5.4	pts
Latin	78.4	82.2	(3.8	) pts

Total Consolidated Load Factor	82.2	81.2	1.0	pts

Consolidated Enplanements
Domestic	4,581,516	4,753,314	(3.6)
Atlantic	191,209	179,983	6.2
Latin	154,878	160,751	(3.7)

Total Consolidated Enplanements	4,927,603	5,094,048	(3.3)
YEAR TO DATE

	2009	2008	% Change
Consolidated Revenue Passenger Miles (000)
Domestic	39,228,534	42,449,442	(7.6)
Atlantic	8,243,254	7,554,057	9.1
Latin	3,550,669	3,498,357	1.5

Total Consolidated Revenue Passenger Miles	51,022,457	53,501,856	(4.6)

Consolidated Available Seat Miles (000)
Domestic	47,227,434	51,760,475	(8.8)
Atlantic	10,530,656	9,617,337	9.5
Latin	4,542,926	4,226,361	7.5

Total Consolidated Available Seat Miles	62,301,016	65,604,173	(5.0)

Consolidated Load Factor (%)
Domestic	83.1	82.0	1.1	pts
Atlantic	78.3	78.5	(0.2	) pts
Latin	78.2	82.8	(4.6	) pts

Total Consolidated Load Factor	81.9	81.6	0.3	pts

Consolidated Enplanements
Domestic	44,809,945	48,261,780	(7.2)
Atlantic	2,092,872	1,938,515	8.0
Latin	2,872,916	2,860,215	0.4

Total Consolidated Enplanements	49,775,733	53,060,510	(6.2)
Notes:
1)	Canada, Puerto Rico and U.S. Virgin Islands are included in the domestic results.

2)	Latin numbers include the Caribbean.

US Airways is also providing a brief update on notable company accomplishments during the month of October:
•	Announced the realignment of its operations to focus on the airline’s core network strengths, which include hubs in Charlotte (CLT), Philadelphia (PHL) and Phoenix (PHX), and a focus city at Washington’s National Airport (DCA). Those four cities, as well as the airline’s popular hourly Shuttle service between New York’s LaGuardia Airport (LGA), Boston (BOS) and Ronald Reagan Washington National Airport (DCA), will serve as the cornerstone of the airline’s network. By the end of 2010 they will represent 99 percent of the ASMs versus roughly 93 percent today.
•	Began offering customers access to more than 250 airport clubs worldwide, including all US Airways Clubs, Continental’s Presidents Clubs, United’s Red Carpet Clubs and Star Alliance lounges with the purchase of a single, standard US Airways Club membership. US Airways currently offers 17 Clubs located in 13 cities across the United States and one Envoy Lounge in Philadelphia.
•	Announced a new corporate sponsorship to become the official airline of the Philadelphia Flyers. Aside from billing as the official airline of the Philadelphia Flyers, US Airways will feature in-game promotions and contests for fans and showcase rink-side dasher board signage at Flyers home games at the Wachovia Center.
US Airways, along with US Airways Shuttle and US Airways Express, operates more than 3,000 flights per day and serves more than 200 communities in the U.S., Canada, Europe, the Middle East, the Caribbean and Latin America. The airline employs more than 32,000 aviation professionals worldwide and is a member of the Star Alliance network, which offers its customers more than 19,000 daily flights to 1,071 airports in 171 countries. Together with its US Airways Express partners, the airline serves approximately 60 million passengers each year and operates hubs in Charlotte, N.C., Philadelphia and Phoenix, and a focus city at Ronald Reagan Washington National Airport. And for the eleventh consecutive year, the airline received a Diamond Award for maintenance training excellence from the Federal Aviation Administration for its Charlotte hub line maintenance facility. For more company information, visit usairways.com. (LCCT)

Forward Looking Statements
Certain of the statements contained herein should be considered “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward looking statements may be identified by words such as “may,” “will,” “expect,” “intend,” “anticipate,” “believe,” “estimate,” “plan,” “could,” “should,” and “continue” and similar terms used in connection with statements regarding the outlook, expected fuel costs, revenue and pricing environment, and expected financial performance of US Airways Group (the “Company”). Such statements include, but are not limited to, statements about the benefits of the business combination transaction involving America West Holdings Corporation and the Company, including future financial and operating results, the Company’s plans, objectives, expectations and intentions, and other statements that are not historical facts. These statements are based upon the current beliefs and expectations of the Company’s management and are subject to significant risks and uncertainties that could cause the Company’s actual results and financial position to differ materially from these statements. Such risks and uncertainties include, but are not limited to, the following: the impact of future significant operating losses; the impact of economic conditions and their impact on passenger demand and related revenues; a reduction in the availability of financing, changes in prevailing interest rates and increased costs of financing; the Company’s high level of fixed obligations and the ability of the Company to obtain and maintain any necessary financing for operations and other purposes and operate pursuant to the terms of its financing facilities (particularly the financial covenants); the impact of fuel price volatility, significant disruptions in fuel supply and further significant increases to fuel prices; the ability of the Company to maintain adequate liquidity; labor costs, relations with unionized employees generally and the impact and outcome of the labor negotiations, including the ability of the Company to complete the integration of the labor groups of the Company and America West Holdings; reliance on vendors and service providers and the ability of the Company to obtain and maintain commercially reasonable terms with those vendors and service providers; reliance on automated systems and the impact of any failure or disruption of these systems; the impact of the integration of the Company’s business units; the impact of changes in the Company’s business model; competitive practices in the industry, including significant fare restructuring activities, capacity reductions or other restructuring or consolidation activities by major airlines; the impact of industry consolidation; the ability to attract and retain qualified personnel; the impact of global instability including the potential impact of current and future hostilities, terrorist attacks, infectious disease outbreaks or other global events; government legislation and regulation, including environmental regulation; the Company’s ability to obtain and maintain adequate facilities and infrastructure to operate and grow the Company’s route network; costs of ongoing data security compliance requirements and the impact of any data security breach; interruptions or disruptions in service at one or more of the Company’s hub airports; the impact of any accident involving the Company’s aircraft; delays in scheduled aircraft deliveries or other loss of anticipated fleet capacity; weather conditions and seasonality of airline travel; the cyclical nature of the airline industry; the impact of insurance costs and disruptions to insurance markets; the impact of foreign currency exchange rate fluctuations; the ability to use NOLs and certain other tax attributes; the ability to maintain contracts critical to the Company’s operations; the ability of the Company to attract and retain customers; and other risks and uncertainties listed from time to time in the Company’s reports to the SEC. There may be other factors not identified above of which the Company is not currently aware that may affect matters discussed in the forward-looking statements, and may also cause actual results to differ materially from those discussed. The Company assumes no obligation to publicly update any forward-looking statement to reflect actual results, changes in assumptions or changes in other factors affecting such estimates other than as required by law. Additional factors that may affect the future results of the Company are set forth in the section entitled “Risk Factors” in the Company’s Report on Form 10-Q for the quarter ended September 30, 2009 and in the Company’s other filings with the SEC, which are available at www.usairways.com.
-LCC-